UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2025

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
New Debt Facility
On May 23, 2025, BuzzFeed, Inc. (the “Company”), BuzzFeed Media Enterprises, Inc., a wholly-owned subsidiary of the Company, and certain of the Company’s other domestic subsidiaries as borrowers and guarantors, entered into a credit agreement with the financial institutions party thereto as lenders (the “Lenders”) and Sound Point Agency LLC, as agent for the Lenders (“Agent”) (the “Credit Agreement”). Capitalized terms used, but not otherwise defined, in this Current Report on Form 8-K have the meanings given to them in the Credit Agreement.

The Credit Agreement provides for, among other things, an asset-backed term loan (the “Loan”), with a commitment amount of the greater of $40.0 million and a borrowing base calculated as a percentage of the face amount of certain eligible receivables, plus an overadvance amount of up to $20.0 million through August 31, 2026 and thereafter $10.0 million until the second anniversary of the closing date and $5.0 million thereafter. The borrowers borrowed $40.0 million on the closing date. The Loan matures on May 23, 2028, and bears interest at the rate of Secured Overnight Financing Rate (“SOFR”), plus 6.5% per annum, subject to a SOFR floor of 3.5%. The Loan is guaranteed by certain of the Company’s domestic and Canadian subsidiaries, who are required to become co-borrowers thereunder. The Loan has a first lien on substantially all assets of the Company and the Guarantors. Pursuant to the Credit Agreement, the Company must maintain minimum liquidity of $5.0 million, and there are no other financial maintenance covenants. The Credit Agreement also contains customary representations and warranties, events of default, financial reporting requirements, and affirmative and negative covenants, including restrictive covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional debt or liens, make acquisitions, make investments, pay dividends or buy back capital stock, dispose of assets or enter into transactions with affiliates, subject in each case to exceptions. The Borrowers may prepay the Loan in whole or in part at any time after May 23, 2026 upon at least one business day’s notice together with accrued interest and a prepayment premium on the amount repaid equal to 2.5% until the second anniversary of the closing date and 1.0% thereafter.

The Company intends to use a portion of the proceeds of the Loan to repay, in full, the Company’s 8.50% Convertible Senior Notes due 2026 (the “Notes”), which were issued under that certain indenture dated as of December 3, 2021, by and between 890 5th Avenue Partners, Inc. and Wilmington Savings Fund Society, FSB as trustee, as amended and supplemented from time to time, effecting an optional redemption of all $29.7 million in aggregate principal amount of the outstanding Notes, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Private Share Repurchase

On May 23, 2025, the Company entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with New Enterprise Associates 13, L.P. (the “Selling Shareholder”), a holder of the Company’s outstanding Class A common stock. Pursuant to the Repurchase Agreement, the Company agreed to repurchase one-million eight-hundred and twenty-six thousand eight-hundred and forty-five (1,826,845) shares of its Class A common stock (the “Shares”), from the Selling Shareholder in a privately negotiated transaction at a purchase price of $1.824 per Share, for an aggregate purchase price of approximately $3.3 million.

The repurchase was approved by the Company’s board of directors and is being funded from a portion of the proceeds of the Loan.

The foregoing description of the Repurchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Repurchase Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K under “New Debt Facility” is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.
The following information, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On May 27, 2025, the Company issued a press release relating to the matter described above in Item 1.01, a copy of which is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for 2025), or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to repurchase our $29.7 million aggregate principal amount of unsecured convertible notes due 2026 (i.e., the “Notes”) upon a fundamental change such as the delisting of our Class A common stock, at their maturity, or upon the holders of the Notes requiring repayment of their Notes on or after May 31, 2025, any restrictions imposed by, or commitments under, the indenture governing the Notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (16) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1†	Credit Agreement, dated May 23, 2025, by and among BuzzFeed, Inc., BuzzFeed Media Enterprises, Inc., the borrowers and guarantors thereto, the lenders thereto and Sound Point Agency LLC.
10.2	Share Repurchase Agreement dated May 23, 2025 by and between BuzzFeed, Inc. and New Enterprise Associates 13, L.P.
99.1	Press Release Dated May 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	5/27/2025
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer